Exhibit 10.1

                              SECOND AMENDMENT TO
                      CREDIT AGREEMENT AND LIMITED WAIVER


         THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER (this "Second Amendment"), dated as of May 3, 2004, is made and entered into among WYNN LAS VEGAS, LLC, a Nevada limited liability company (the "Borrower"), the GUARANTORS and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent (in such capacity, the "Administrative Agent") on behalf of the Lenders (as hereinafter defined).

                                   RECITALS

         A. The Borrower and the Administrative Agent are parties to that certain Credit Agreement dated as of October 30, 2002 as amended by that certain First Amendment to Credit Agreement and Other Loan Documents dated as of May 28, 2003 (as further amended, modified or supplemented from time to time, the "Credit Agreement") among the Borrower, the Administrative Agent, Deutsche Bank Securities Inc., as lead arranger and joint book running manager, Banc of America Securities LLC, as lead arranger, joint book running manager and syndication agent, Bear, Stearns & Co. Inc., as arranger and joint book running manager, Bear Stearns Corporate Lending Inc., as joint documentation agent, Dresdner Bank AG, New York and Grand Cayman Branches, as arranger and joint documentation agent, JPMorgan Chase Bank, as joint documentation agent, and the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders").

         B. The Borrower has requested that the Lenders agree, subject to the conditions and on the terms set forth in this Second Amendment, to amend certain provisions of the Credit Agreement and grant certain waivers under the Disbursement Agreement, in each case as set forth below.

         C. The Lenders are willing to agree to such amendments and waivers, subject to the conditions and on the terms set forth below.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Administrative Agent and the Lenders and, with respect to Section 5 only, the Guarantors, agree as follows:

         1. Definitions. Except as otherwise expressly provided herein, capitalized terms used in this Second Amendment shall have the meanings given in the Credit Agreement, and the rules of interpretation set forth in the Credit Agreement shall apply to this Second Amendment.

         2. Release of Phase II Land.

         (a) Section 1 of the Credit Agreement is amended as follows:

                  (i) The definition of "Entertainment Facility" set forth in
Section 1 of the Credit Agreement is amended by deleting the words "and the Phase II Land" from the second line thereof.

                  (ii) Concurrently with the Disposition of the Phase II Land pursuant to Section 7.5(m) of the Credit Agreement, the definition of "Phase II Land" is amended by replacing the word "Valvino" with the word "Landco".

         (b) Section 7.5(m) of the Credit Agreement is deleted in its entirety and replaced with the following:

                  (m) Valvino shall be permitted to distribute or otherwise Dispose of the Phase II Land (whether directly or indirectly through one or more Affiliates) to a Wholly-Owned Subsidiary of Wynn Resorts (such Wholly-Owned Subsidiary of Wynn Resorts, "Landco"), and the Lenders hereby consent to such Disposition, on the conditions that:

                           (i) (A) no Default or Event of Default has occurred
                  and is continuing at the time of such Disposition and (B) such Disposition is permitted under the other Financing Agreements;

                           (ii) during the period commencing on April 1, 2004
                  and ending concurrently with such Disposition the Borrower shall have received and deposited into the Company's Funds Account aggregate net cash capital contributions from any Person(s) other than another Loan Party (except to the extent another Loan Party is acting as an intermediary for purposes of contributing equity capital contributions from such other Persons) in an amount not less than $137,500,000; provided that such amount shall be reduced to $114,500,000 to the extent the Additional Land is contributed during such period to Wynn Resorts Holdings or the Borrower as a capital contribution;

                           (iii) concurrently with such Disposition Landco and
                  such Persons that collectively directly own 100% of the Capital Stock of Landco (such Person or Persons, who shall be directly or indirectly Wholly-Owned Subsidiaries of Wynn Resorts, collectively, "Landco Parent") shall have executed a pledge agreement in form and substance reasonably acceptable to the Administrative Agent pursuant to which, among other things, Landco Parent shall have granted to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in 100% of the Capital Stock of Landco;

                           (iv) the Valvino Water Permit Transfer shall have
                  occurred;

                           (v) at the time of such Disposition, no portion of
                  the Entertainment Facility or any other improvements related to the Wynn Las Vegas hotel and casino (other than the Phase II Building, the Employee Parking Lot and the Driving Range) are located on the Phase II Land; and

                           (vi) the Borrower, Landco and Landco Parent shall
                  have delivered to the Administrative Agent legal opinions relating to the matters described in clause (iii) above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  Upon satisfaction of the foregoing conditions, the Administrative Agent shall execute and deliver to Valvino such documents and instruments, including UCC-3 termination statements and deeds of reconveyance, all as may be reasonably necessary to release the Liens granted to the Lenders in the Phase II Land (and in connection with clause
                  (iv) above, in the Valvino Water Permits), and to permit such Disposition.

         (c) (i) The Driving Range Lease and the Employee Parking Lot Lease shall not be terminated pursuant to Section 7.28(i) of the Credit Agreement unless (i) such terminations are permitted under the other Financing Agreements and (ii) immediately thereafter the Borrower and Landco enter into replacement leases on substantially similar terms and conditions to the Employee Parking Lot Lease and the Driving Range Lease and the Borrower takes all actions required pursuant to Section 6.10 of the Credit Agreement with respect to such replacement leases (other than requirements that new environmental indemnity agreements be executed and delivered and provided that to the extent such new Real Estate Rights are incorporated into existing Title Policies by endorsement or supplement, the coverage amounts under such Title Policies shall not be required to be increased); provided, that, such replacement leases may be junior and subordinate to Liens on the Phase II Land permitted under Section 2(g)(iv)(F) of this Second Amendment; provided, further, that in lieu of terminating the Driving Range Lease and the Employee Parking Lot Lease pursuant to this Section 2(c) and Section 7.28(i) of the Credit Agreement, the Borrower may subordinate such leases to the Liens on the Phase II Land permitted under Section 2(g)(iv)(F) of this Second Amendment and Administrative Agent shall, to the extent the Mortgage Notes Indenture Trustee has also taken such actions, execute such subordination instruments in form and substance reasonably satisfactory to the Administrative Agent as may be necessary to effectuate the subordination of such leases to such Liens. In the event replacement leases with respect to the Employee Parking Lot Lease and the Driving Range Lease as set forth in this Section 2(c) are entered into by the Borrower and Landco, (x) such replacement leases shall be deemed to be "Material Contracts" under the Credit Agreement, (y) Section 7.10(e) of the Credit Agreement shall apply to such replacement leases and (z) Section 7.26 of the Credit Agreement shall not apply to such replacement leases. Furthermore, subsequent to the execution of replacement leases with respect to the Driving Range Lease and the Employee Parking Lot Lease or the subordination of the Driving Range Lease and the Employee Parking Lot Lease, in each case as described above, the cancellation or termination of such leases shall not be deemed an Event of Default under Section 8(j) of the Credit Agreement to the extent such cancellation or termination is as a direct result of the foreclosure or other exercise of remedies by the holders of the Liens to which such leases have been subordinated to in accordance with the foregoing. The Lenders and the Majority Arrangers approve any termination and replacement or subordination of the Driving Range Lease and the Employee Parking Lot Lease in accordance with the foregoing.

                  (ii) From and after the Disposal of the Phase II Land in accordance with Section 7.5(m) of the Credit Agreement, the Building Lease may be terminated and thereafter the Borrower and Landco may enter into a replacement lease on substantially similar terms and conditions to the Building Lease so long as the Borrower takes all actions required pursuant to
Section 6.10 of the Credit Agreement with respect to such replacement lease (other than requirements that new environmental indemnity agreements be executed and delivered and provided that to the extent such new Real Estate Rights are incorporated into existing Title Policies by endorsement or supplement, the coverage amounts under such Title Policies shall not be required to be increased); provided, that, such replacement leases may be junior and subordinate to Liens on the Phase II Land permitted under Section 2(g)(iv)(F) of this Second Amendment; provided, further, that in lieu of terminating the Building Lease pursuant to this Section 2(c), the Borrower may subordinate such lease to the Liens on the Phase II Land permitted under
Section 2(g)(iv)(F) of this Second Amendment and Administrative Agent shall, to the extent the Mortgage Notes Indenture Trustee has also taken such actions, execute such subordination instruments in form and substance reasonably satisfactory to the Administrative Agent as may be necessary to effectuate the subordination of such lease to such Liens. In the event a replacement lease with respect to the Building Lease as set forth in this
Section 2(c) are entered into by the Borrower and Landco, (x) such replacement lease shall be deemed to be the "Building Lease" and a "Material Contract", in each case under the Credit Agreement, (y) Section 7.10(e) of the Credit Agreement shall apply to such replacement lease and (z) Section 7.26 of the Credit Agreement shall not apply to such replacement lease. Furthermore, subsequent to the execution of a replacement lease with respect to the Building Lease or the subordination of the Building Lease, in each case as described above, the cancellation or termination of such lease shall not be deemed an Event of Default under Section 8(j) of the Credit Agreement to the extent such cancellation or termination is as a direct result of the foreclosure or other exercise of remedies by the holders of the Liens to which such leases have been subordinated to in accordance with the foregoing. The Lenders approve any termination and replacement or subordination of the Building Lease in accordance with the foregoing and agree that in the event of any such termination and replacement or subordination, such lease may thereafter be terminated, or the Real Estate or other Property covered thereby reduced, by the Borrower at its option.

         (d) Section 7.20 of the Credit Agreement is amended by deleting each reference to the "Phase II Land" contained therein.

         (e) The Borrower shall not construct the Project (including the Entertainment Facility) on the Phase II Land (other than with respect to the Employee Parking Lot and the Driving Range).

         (f) Section 8 of the Credit Agreement is amended as follows:

                  (i) The words "to the extent the Phase II Land is Disposed of in accordance with Section 7.5(m), Landco Parent," are added after the words "Completion Guarantor" in the second line of Section 8(b) of the Credit Agreement.

                  (ii) The words "to the extent the Phase II Land is Disposed of in accordance with Section 7.5(m), Landco Parent," are added after the words "Wynn Resorts" in the first line of Section 8(d) of the Credit Agreement.

                  (iii) The words "to the extent the Phase II Land is Disposed of in accordance with Section 7.5(m), Landco Parent," are added after the words (A) "Completion Guarantor" in each place where such words are found in
Section 8(f) of the Credit Agreement and (B) "Wynn Resorts" in clause (A) of
Section 8 (second line of the continuation paragraph on page 138 of the Credit Agreement).

         (g) After the Disposition of the Phase II Land under Section 7.5(m) of the Credit Agreement, the occurrence and continuance (in the case of clauses (iii) and (iv) below, for a period of more than 10 days after the earlier of (x) the Borrower, any other Loan Party, Landco Parent or Landco becoming aware of such default or (y) receipt by the Borrower of notice from the Administrative Agent or any Lender of such default) of any of the following events shall be deemed an Event of Default under the Credit
Agreement:

                  (i) Landco shall cease to be a direct Wholly-Owned Subsidiary of Landco Parent or Landco Parent shall cease to be a direct or indirect Wholly-Owned Subsidiary of Wynn Resorts;

                  (ii) Other than the creation of Liens permitted pursuant to
Section 2(g)(iv) of this Second Amendment, Landco shall Dispose of all or any part of the Phase II Land;

                  (iii) Landco shall create, assume or suffer to exist any Indebtedness other than Indebtedness in an aggregate principal amount not to exceed $153,400,000 at any one time outstanding;

                  (iv) Landco shall create, incur, assume or suffer to exist any Lien upon the Phase II Land or any of its other Properties, except for (A) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower in conformity with GAAP, (B) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business for amounts which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings (such contest proceedings conclusively operating to stay the sale of any portion of the Phase II Land on account of such Lien); provided, that adequate reserves with respect thereto are maintained on the books of Landco, in conformity with GAAP, (C) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation, (D) deposits by or on behalf of Landco to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, appeal bonds and other obligations of a like nature incurred in the ordinary course of business, (E) easements, rights-of-way, restrictions, encroachments and other similar encumbrances and other minor defects and irregularities in title, in each case incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Phase II Land, (F) Liens securing Indebtedness permitted pursuant to Section 2(g)(iii) of this Second Amendment, (G) leases and subleases of the Phase II Land so long as such lease or sublease could not reasonably be expected to materially interfere with, impair or detract from the value of the Phase II Land or such leases and subleases are for the benefit of any Loan Party; provided, that no such lease or sublease may provide that Landco may subordinate its interest it the Phase II Land to any lessee or any party financing any lessee, (H) any attachment or judgment Lien involving a liability (not paid or fully covered by insurance) of $2,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof, (I) Liens created by the Driving Range Lease or the Employee Parking Lot Lease or replacements thereof in accordance with the terms of this Second Amendment (in each case encumbering only the Property covered by such lease agreement) and other Liens, encumbrances and other exceptions to title specified on Exhibit A to this Second Amendment, (J) Liens arising from the filing of UCC financing statements relating solely to leases not constituting an Event of Default pursuant to this Section 2(g)(iv), (K) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, (L) Liens on cash deposited with, or held for the account of, Landco securing reimbursement obligations under performance bonds, guaranties, commercial or standby letters of credit, bankers' acceptances or similar instruments not constituting an Event of Default pursuant to Section 2(g)(iii) of this Second Amendment, granted in favor of the issuers of such performance bonds, guaranties, commercial letters of credit or bankers' acceptances, so long as any cash disbursed to secure such reimbursement obligations is invested (if at all) in Permitted Securities only (to the extent Landco has the right to direct the investment thereof) and is segregated from Landco's general cash accounts so that such Liens attach only to such cash and Permitted Securities and (M) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of the Phase II Land; and

                  (v) Landco shall declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any of its Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Landco, or enter into any derivatives or other transaction with any Derivatives Counterparty obligating Landco to make payments to such Derivatives Counterparty as a result of any change in market value of its Capital Stock, except for (A) distributions to the direct or indirect owners of Landco with respect to any period during which Landco is a Pass Through Entity or a Consolidated Member, such distributions in an aggregate amount not to exceed such owners' Tax Amounts for such period, (B) distributions of Capital Stock of Landco to Landco Parent so long as the Administrative Agent is immediately granted a perfected first priority security interest in such Capital Stock pursuant to the pledge agreement entered into by Landco Parent in accordance with Section 7.5(m)(iii) of the Credit Agreement and (C) distributions in cash made on or about the date Valvino Disposes of the Phase II Land to Landco pursuant to 7.5(m) of the Credit Agreement so long as the Borrower receives concurrently therewith aggregate net cash capital contributions from any Person(s) other than another Loan Party (except to the extent another Loan Party is acting as an intermediary for purposes of contributing equity capital contributions from such other Persons) in an amount not less than such distributions.

         (h) The Lenders consent to, direct and grant the Administrative Agent the authority to waive or amend provisions of the Loan Documents on behalf of the Lenders to the extent such provisions would prohibit or restrict or are otherwise inconsistent with the Disposition of the Phase II Land in accordance with to Section 7.5(m) of the Credit Agreement or the termination and/or subordination of the leases permitted pursuant to Section 2(c) of this Second Amendment and Section 7.28(i) of the Credit Agreement.

         (i) Wynn Resorts Holdings and the Borrower shall be permitted to amend, modify or supplement the Shuttle Easement Agreement pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent in order to permit the fee owner of the Phase II Land to unilaterally relocate the easement created thereunder so long as such relocation does not unreasonably interfere with the intended uses of such easement.

         (j) From and after the Disposition of the Phase II Land in accordance with Section 7.5(m) of the Credit Agreement, with respect to the contributions required to be made under Section 7.5(m)(ii) of the Credit Agreement, Borrower shall use the increase in Available Funds resulting from such contributions in a manner reasonably consistent with the purposes and the amounts set forth on Exhibit B to this Second Amendment and in accordance with the Operative Documents.

         3. Disbursement Agreement Waiver. The Required Facility Lenders under the Term Loan Facility irrevocably instruct the Administrative Agent to waive the conditions precedent set forth in Section 3.3.23(b) of the Disbursement Agreement with respect to the initial Advance (as such term is defined in the Disbursement Agreement) of funds from the Credit Agreement. Any such waiver shall be limited solely to the matters set forth in this Section 3 and does not constitute a waiver of any Event of Default, or Default or compliance with any other term or condition of the Loan Documents. The Administrative Agent shall deliver such directions, notices and other documentation to the Disbursement Agent under the Disbursement Agreement as may be reasonably necessary to effectuate the foregoing waivers.

         4. Conditions to Effectiveness of this Second Amendment. This Second Amendment shall be effective only if and when signed by the Borrower, the Guarantors and the Administrative Agent on behalf of the Lenders and the Borrower shall have paid to (x) each Revolving Credit Lender who approves the matters set forth in Section 2 of this Second Amendment and (y) each Term Loan Lender who approves the matters set forth in Sections 2 and 3 of this Second Amendment, in each case in writing to Administrative Agent on or before April 9, 2004 at 5:00 p.m. (eastern time), an amendment and waiver fee equal to the product of 0.15% and such Lender's Commitment.

         5. Guarantor Acknowledgments. By executing this Second Amendment each of the Guarantors (a) consents to this Second Amendment, (b) acknowledges that notwithstanding the execution and delivery of this Second Amendment, the obligations of each of the Guarantors under the Guarantee and Collateral Agreement and the Wynn Resorts Guaranty, as applicable, are not impaired or affected and the Guarantee and Collateral Agreement and the Wynn Resorts Guaranty continue in full force and effect and (c) affirms and ratifies, to the extent it is a party thereto, the Guarantee and Collateral Agreement and the Wynn Resorts Guaranty.

         6. Miscellaneous. This SECOND Amendment, and any instrument or agreement required hereunder (to the extent not otherwise expressly provided for therein), shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without regard to conflict of law rules thereof (other than Section 5-1401 of the New York General Obligations Law). This Second Amendment may be executed in one or more duplicate counterparts and when signed by all of the parties listed below shall constitute a single binding agreement. Except as amended hereby, all of the provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect except that each reference to the "Credit Agreement" or words of like import in any Loan Document, shall mean and be a reference to the Credit Agreement as amended hereby. This Second Amendment shall be deemed a "Loan Document" as defined in the Credit Agreement.


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


         IN WITNESS WHEREOF, the parties have caused this Second Amendment to be duly executed by their officers or partners thereunto duly authorized as of the day and year first above written.


WYNN LAS VEGAS, LLC,                                    PALO, LLC,
a Nevada limited liability company,                     a Delaware limited liability company,

By:   Wynn Resorts Holdings, LLC,                       By:   Wynn Resorts Holdings, LLC,
      a Nevada limited liability company,                     a Nevada limited liability company,
      its sole member                                         its sole member

      By:  Valvino Lamore, LLC,                               By:  Valvino Lamore, LLC,
           a Nevada limited liability company, its                 a Nevada limited liability company,
           sole member                                             its sole member

           By:    Wynn Resorts, Limited,                           By:   Wynn Resorts, Limited,
                  a Nevada corporation,                                  a Nevada corporation,
                  its sole member                                        its sole member

                  By:  /s/  Marc H. Rubinstein                           By:  /s/  Marc H. Rubinstein
                       -----------------------                                ------------------------
                  Name:  Marc H. Rubinstein                               Name:  Marc H. Rubinstein
                  Title: Senior Vice President                            Title: Senior Vice President



VALVINO LAMORE, LLC,                                    WYNN DESIGN & DEVELOPMENT, LLC,
a Nevada limited liability company,                     a Nevada limited liability company,

By:   Wynn Resorts, Limited,                            By:   Valvino Lamore, LLC,
      a Nevada corporation,                                   a Nevada limited liability company,
      its sole member                                         its sole member

      By:  /s/  Marc H. Rubinstein                            By:  Wynn Resorts, Limited,
           -----------------------                                 a Nevada corporation,
      Name:  Marc H. Rubinstein                                    its sole member
      Title: Senior Vice President

                                                                   By:  /s/  Marc H. Rubinstein
                                                                        -----------------------
                                                                   Name:  Marc H. Rubinstein
                                                                   Title: Senior Vice President


DESERT INN WATER COMPANY, LLC, a Nevada limited         WYNN RESORTS HOLDINGS, LLC,
liability company,                                      a Nevada limited liability company,

By:   Valvino Lamore, LLC,                              By:   Valvino Lamore, LLC,
      a Nevada limited liability company,                     a Nevada limited liability company,
      its sole member                                         its sole member

      By:  Wynn Resorts, Limited,                             By:  Wynn Resorts, Limited,
           a Nevada corporation,                                   a Nevada corporation,
           its sole member                                         its sole member

           By:  /s/  Marc H. Rubinstein                                   By:  /s/  Marc H. Rubinstein
                -----------------------                                        -----------------------
           Name:  Marc H. Rubinstein                                      Name:  Marc H. Rubinstein
           Title: Senior Vice President                                   Title: Senior Vice President


WORLD TRAVEL, LLC,                                      LAS VEGAS JET, LLC,
a Nevada limited liability company,                     a Nevada limited liability company,

By:   Wynn Las Vegas LLC,                               By:   Wynn Las Vegas LLC,
      a Nevada limited liability company,                     a Nevada limited liability company,
      its sole member                                         its sole member

      By:  Wynn Resorts Holdings, LLC,                        By:  Wynn Resorts Holdings, LLC,
           a Nevada limited liability company, its                 a Nevada limited liability company, its sole member
           sole member
                                                                   By:   Valvino Lamore, LLC,
           By:   Valvino Lamore, LLC,                                    a Nevada limited liability company, its sole
                 a Nevada limited liability company,                     member
                 its sole member
                                                                         By:  Wynn Resorts, Limited, a Nevada
                 By:  Wynn Resorts, Limited, a Nevada                         corporation,
                      corporation, its sole member                            its sole member

                 By:  /s/  Marc H. Rubinstein                                 By:  /s/  Marc H. Rubinstein
                      -----------------------                                      -----------------------
                      Name:  Marc H. Rubinstein                                Name:  Marc H. Rubinstein
                      Title: Senior Vice President                             Title: Senior Vice President


WYNN LAS VEGAS CAPITAL CORP.,                           WYNN RESORTS LIMITED,
a Nevada corporation,                                   a Nevada corporation,

By:  /s/  Marc H. Rubinstein                            By:  /s/  Marc H. Rubinstein
     -----------------------                                 -----------------------
Name:  Marc H. Rubinstein                                Name:  Marc H. Rubinstein
Title: Senior Vice President                             Title: Senior Vice President


DEUTSCHE BANK TRUST COMPANY AMERICAS, as the
Administrative Agent on behalf of the Lenders

By:  /s/  Steven P. Lapham
     ---------------------
Name:  Steven P. Lapham
Title:  Managing Director
